As filed with the Securities and Exchange Commission on January 25, 2006

Registration Statement No. 333-91065

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA

(State or other jurisdiction of incorporation or organization)

47-0658852

(I.R.S. Employer Identification No.)

13220 CALIFORNIA STREET

OMAHA, NEBRASKA 68154

(Address of Principle Executive Offices and Zip Code)

COMMERCIAL FEDERAL 401(k) PLAN FOR ACQUIRED COMPANIES

(Full title of the Plan)

KEVIN F. AMES

Chief Financial Officer

1450 Treat Boulevard

Walnut Creek, California 94597

(808) 525-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Rodney R. Peck

Pillsbury Winthrop LLP

50 Fremont Street

San Francisco, California 94105

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-91065) filed on November 16, 1999, as it pertains to the Common Stock of Commercial Federal Corporation, associated with participation in the Commercial Federal 401(k) Plan for Acquired Companies.

The undersigned Registrant hereby removes and withdraws from registration all securities of Commercial Federal Corporation registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 20, 2006.

BANK OF THE WEST

By:	/s/ Kevin F. Ames
Kevin F. Ames Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on January 20, 2006.

COMMERCIAL FEDERAL RETIREMENT SAVINGS PLAN

By:	Bank of the West Plan Administrator

	By:	/s/ Kevin F. Ames
Kevin F. Ames Chief Financial Officer